As filed with the Securities and Exchange Commission on March 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Yahoo! Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California 94089

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan

HotJobs.com, Ltd. 2000 Stock Option Plan

HotJobs, Inc. Stock Award Plan

Resumix, Inc. 1998 Equity Incentive Plan

Resumix, Inc. 1998 Non-Employee Directors’ Stock Option Plan

Resumix, Inc. 2000 Stock Option Plan

(Full Title of the Plan)

Susan L. Decker

Executive Vice President, Finance and Administration

Chief Financial Officer

701 First Avenue

Sunnyvale, California 94089

408-349-3300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Callahan	Kenton J. King, Esq.
Deputy General Counsel	Skadden, Arps, Slate, Meagher & Flom LLP
Yahoo! Inc.	525 University Avenue, Suite 1100
701 First Avenue	Palo Alto, California 94301
Sunnyvale, California 94089	(650) 470-4500
(408) 349-3300

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan
HotJobs.com, Ltd. 2000 Stock Option Plan
HotJobs, Inc. Stock Award Plan
Resumix, Inc. 1998 Equity Incentive Plan
Resumix, Inc. 1998 Non-Employee Directors’ Stock Option Plan
Resumix, Inc. 2000 Stock Option Plan

Common Stock, par value $0.001 (3)	3,729,641	$14.63	$54,564,648	$5,020
TOTAL

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Yahoo! Inc. as reported on the Nasdaq National Market on February 28, 2002.

(3) Including the associated preferred share purchase rights.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the “Securities Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) requires us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the Commission after the effective date of this prospectus will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), until we terminate the effectiveness of this registration statement.

The following documents filed with the Commission are hereby incorporated by reference:

(a)  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on March 16, 2001 (File No. 812-11976), which contains audited financial statements for our latest fiscal year for which such statements have been filed.

(b) (1)            Our Quarterly Reports on Form 10-Q for: the fiscal Quarter ended March 31, 2001, as filed on May 4, 2001 (File No. 000-28018); the fiscal Quarter ended June 30, 2001, as filed on August 10, 2001 (File No. 000-28018); the fiscal Quarter ended September 30, 2001, as filed on November 9, 2001 (File No. 000-28018).

(b) (2)            Our Current Reports on Form 8-K as filed on March 19, 2001 (File No. 812-11976); April 12, 2001 (File No. 000-28018); April 17, 2001 (File No. 000-28018); July 12, 2001 (File No. 000-28018); October 11, 2001 (File No. 000-28018); November 16, 2001 (File No. 000-28018); December 13, 2001 (File No. 000-28018); December 27, 2001 (File No. 000-28018); January 11, 2002 (File No. 000-28018); January 18, 2002 (File No. 000-28018); January 29, 2002 (File No. 000-28018); February 7, 2002 (File No. 000-28018); and February 14, 2002 (File No. 000-28018).

(c) (1)            The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on March 12, 1996 (File No. 0-26822), as updated by our Current Report on Form 8-K filed with the Commission on August 11, 2000 (File No. 812-11976).

(c) (2)            The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the Commission on March 19, 2001 (File No. 000-28018).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Cathy LaRocca, Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089.

Item 4.    Description of Securities

Not Applicable.

Item 5.    Interests of Named Experts and Counsel

Not Applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article XII of our amended and restated certificate of incorporation and Article VI of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

We have also entered into agreements with our directors and certain officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. We maintain liability insurance for the benefit of our officers and directors.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7.    Exemption From Registration Claimed

Not Applicable.

Item 8.    Exhibits

Exhibit No.       Description

4.1                                      HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan.

4.2                                      HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan Amendment No. 1.

4.3                                      HotJobs.com, Ltd. 2000 Stock Option Plan.

4.4                                      HotJobs, Inc. Stock Award Plan.

4.5                                      Resumix, Inc. 1998 Equity Incentive Plan.

4.6                                      Resumix, Inc. 1998 Non-Employee Director’s Stock Option Plan.

4.7                                      Resumix, Inc. 2000 Stock Option Plan.

4.8*                               Amended and Restated Certificate of Incorporation of Yahoo! Inc.

Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000).

4.9                                              Amended Bylaws of Yahoo! Inc.

4.10*                                    Rights Agreement, dated as of March 15, 2001 between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 19, 2001.

4.11*                                    Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.

4.12*                                    Form of Senior Indenture.  Incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 filed by the Registrant of September 22, 2000.

4.13*                                    Form of Subordinated Indenture.  Incorporated by reference from Exhibit 4.2 to the Registration Statement of Form S-3 filed by the Registrant on September 22, 2000.

4.14*                                    Form of Deposit Agreement.  Incorporated by reference from Exhibit 4.6 to the Registration Statement of Form S-3 filed by the Registrant on September 22, 2000.

5.1                                                 Opinion of Skadden, Arps, Slate, Meagher and Flom LLP.

23.1                                           Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1).

23.2                                           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1                                           Power of Attorney (included on Signature page hereto).

*              Not filed herewith; previously filed.

Item 9     Undertakings

The undersigned Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 5th day of March 2002.

YAHOO! INC.

By:	/s/ SUSAN L. DECKER
Susan L. Decker
Executive Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry S. Semel and Susan L. Decker, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY S. SEMEL	Chairman of the Board Chief Executive Officer (Principal Executive Officer)	March 5, 2002
Terry S. Semel

/s/ JEFF MALLET	President, Chief Operating Officer and Director	March 5, 2002
Jeff Mallet

/s/ SUSAN L. DECKER	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	March 5, 2002
Susan L. Decker

/s/ WILLIAM LOSCH	Vice President, Finance (Principal Accounting Officer)	March 5, 2002
William Losch

Director
Ronald W. Burkle

Director
Eric Hippeau

/s/ ARTHUR KERN	Director	March 5, 2002
Arthur H. Kern

Director
Timothy Koogle

Director
Edward Kozel

/s/ MICHAEL MORITZ	Director	March 5, 2002
Michael Moritz

/s/.GARY L. WILSON	Director	March 5, 2002
Gary L. Wilson

/s/ JERRY YANG	Director	March 5, 2002
Jerry Yang

Exhibit Index

Exhibit No.       Description

4.1                                                 HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan.

4.2                                                 HotJobs.com, Ltd. 1999 Stock Option/Stock Issuance Plan Amendment No. 1.

4.3                                                 HotJobs.com, Ltd. 2000 Stock Option Plan.

4.4                                                 HotJobs, Inc. Stock Award Plan.

4.5                                                 Resumix, Inc. 1998 Equity Incentive Plan.

4.6                                                 Resumix, Inc. 1998 Non-Employee Director’s Stock Option Plan.

4.7                                                 Resumix, Inc. 2000 Stock Option Plan.

4.8*                                          Amended and Restated Certificate of Incorporation of Yahoo! Inc.  Incorporated by reference from Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000 as filed July 28, 2000).

4.9                                                 Amended Bylaws of Yahoo! Inc.

4.10*                                    Rights Agreement, dated as of March 15, 2001 between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 19, 2001.

4.11*                                    Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.

4.12*                                    Form of Senior Indenture.  Incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 filed by the Registrant of September 22, 2000.

4.13*                                    Form of Subordinated Indenture.  Incorporated by reference from Exhibit 4.2 to the Registration Statement of Form S-3 filed by the Registrant on September 22, 2000.

4.14*                                    Form of Deposit Agreement.  Incorporated by reference from Exhibit 4.6 to the Registration Statement of Form S-3 filed by the Registrant on September 22, 2000.

5.1                                              Opinion of Skadden, Arps, Slate, Meagher and Flom LLP.

23.1                                           Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1).

23.2                                           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1                                           Power of Attorney (included on Signature page hereto).

* Not filed herewith; previously filed